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                                                               EXHIBIT (d)(2)(d)

                             SUB-ADVISORY AGREEMENT

                               THE MAINSTAY FUNDS

      SUB-ADVISORY AGREEMENT, made as of the 27th day of March, 2006 (the "Agreement"), between New York Life Investment Management LLC, a Delaware limited liability company (the "Manager"), on behalf of The MainStay Funds (the "Trust"), and Winslow Capital Management, Inc. (the "Subadviser").

      WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company; and

      WHEREAS, the Trust is authorized to issue separate series, each of which may offer a separate class of shares of beneficial interest, each series having its own investment objective or objectives, policies, and limitations; and

      WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future; and

      WHEREAS, the Manager entered into an Amended and Restated Management Agreement, dated August 1, 2004, with the Trust, on behalf of its series, which amends and restates in its entirety the Management Agreement, dated October 21, 1997, as further amended on December 10, 2005 to include the Fund (collectively the "Management Agreement"); and

      WHEREAS, under the Management Agreement, the Manager has agreed to provide certain investment advisory and related administrative services to the Trust; and

      WHEREAS, the Management Agreement permits the Manager to delegate certain of its investment advisory duties under the Management Agreement to one or more subadvisers; and

      WHEREAS, the Manager wishes to retain the Subadviser to furnish certain investment advisory services to one or more of the series of the Trust, and the Subadviser is willing to furnish such services;

      NOW, THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between the Trust, the Manager, and the Subadviser as follows:

      1. Appointment. The Manager hereby appoints Winslow Capital Management, Inc. to act as subadviser to the series designated on Schedule A of this Agreement (the "Series") for the periods and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

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      In the event the Trust designates one or more series other than the Series with respect to which the Trust and the Manager wish to retain the Subadviser to render investment advisory services hereunder, they shall notify the Subadviser in writing. If the Subadviser is willing to render such services, it shall notify the Trust and Manager in writing, whereupon such series shall become a Series hereunder, and be subject to this Agreement.

      2. Portfolio Management Duties. Subject to the supervision of the Trust's Board of Trustees and the Manager, the Subadviser will provide a continuous investment program for the Series' portfolio and determine the composition of the assets of the Series' portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio. The Subadviser will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of the Series' assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Series, when these transactions should be executed, and what portion of the assets of the Series should be held in the various securities and other investments in which it may invest, and the Subadviser is hereby authorized to execute and perform such services on behalf of the Series. The Subadviser will provide the services under this Agreement in accordance with the Series' investment objective or objectives, policies, and restrictions as stated in the Trust's Registration Statement filed with the Securities and Exchange Commission (the "Commission"), as amended, copies of which shall be sent to the Subadviser by the Manager. The Subadviser further agrees as follows:

            (a) The Subadviser will take all steps necessary to manage the Series so that it will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code.

            (b) The Subadviser will conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, any applicable procedures adopted by the Trust's Board of Trustees of which the Subadviser has been sent a copy, and the provisions of the Registration Statement of the Trust under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, as supplemented or amended, of which the Subadviser has received a copy.

            (c) On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of the Series as well as of other investment advisory clients of the Subadviser or any of its affiliates, the Subadviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in a manner that is fair and equitable in the judgment of the Subadviser in the exercise of its fiduciary obligations to the Trust and to such other clients, subject to review by the Manager and the Board of Trustees.

            (d) In connection with the purchase and sale of securities for the Series, the Subadviser will arrange for the transmission to the custodian and portfolio accounting

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      agent for the Series, on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, CUSIP, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian and portfolio accounting agent to perform their administrative and recordkeeping responsibilities with respect to the Series. With respect to portfolio securities to be purchased or sold through the Depository Trust and Clearing Corporation, the Subadviser will arrange for the automatic transmission of the confirmation of such trades to the Trust's custodian and portfolio accounting agent.

            (e) The Subadviser will monitor on a daily basis the determination by the portfolio accounting agent for the Trust of the valuation of portfolio securities and other investments of the Series. The Subadviser will assist the custodian and portfolio accounting agent for the Trust in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Trust, the value of any portfolio securities or other assets of the Series for which the custodian and portfolio accounting agent seek assistance from, or which they identify for review by, the Subadviser.

            (f) The Subadviser will make available to the Trust and the Manager, promptly upon request, all of the Series' investment records and ledgers maintained by the Subadviser (which shall not include the records and ledgers maintained by the custodian or portfolio accounting agent for the Trust) as are necessary to assist the Trust and the Manager to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as well as other applicable laws. The Subadviser will furnish to regulatory agencies having the requisite authority any information or reports in connection with such services that may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

            (g) The Subadviser will provide reports to the Trust's Board of Trustees, for consideration at meetings of the Board, on the investment program for the Series and the issuers and securities represented in the Series' portfolio, and will furnish the Trust's Board of Trustees with respect to the Series such periodic and special reports as the Trustees and the Manager may reasonably request.

            (h) In rendering the services required under this Agreement, the Subadviser may, from time to time, employ or associate with itself such person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement. The Subadviser may not, however, retain as subadviser any company that would be an "investment adviser," as that term is defined in the 1940 Act, to the Series unless the contract with such company is approved by a majority of the Trust's Board of Trustees and by a majority of Trustees who are not parties to any agreement or contract with such company and who are not "interested persons," as defined in the 1940 Act, of the Trust, the Manager, or the Subadviser, or any such company that is retained as subadviser, and also is approved by the vote of a majority of the outstanding voting securities of the applicable Series of the Trust to the extent required by the 1940 Act. The Subadviser shall be

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      responsible for making reasonable inquiries and for reasonably ensuring that any employee of the Subadviser, any subadviser that the Subadviser has employed or with which it has associated with respect to the Series, or any employee thereof has not, to the best of the Subadviser's knowledge, in any material connection with the handling of Trust assets:

            (i) been convicted, in the last ten (10) years, of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, involving violations of Sections 1341, 1342, or 1343 of Title 18, United States Code, or involving the purchase or sale of any security; or

            (ii) been found by any state regulatory authority, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of any state insurance law involving fraud, deceit, or knowing misrepresentation; or

            (iii) been found by any federal or state regulatory authorities, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of federal or state securities laws involving fraud, deceit, or knowing misrepresentation.

      3. Broker-Dealer Selection. The Subadviser is responsible for decisions to buy and sell securities and other investments for the Series' portfolio, for broker-dealer selection, and for negotiation of brokerage commission rates. The Subadviser's primary consideration in effecting a security transaction will be to obtain the best execution for the Series, taking into account the factors specified in the Prospectus and/or Statement of Additional Information for the Trust, which include the following: price (including the applicable brokerage commission or dollar spread); the size of the order; the nature of the market for the security; the timing of the transaction; the reputation, experience and financial stability of the broker-dealer involved; the quality of the service; the difficulty of execution, and the execution capabilities and operational facilities of the firm involved; and the firm's risk in positioning a block of securities. Accordingly, the price to the Series in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Subadviser in the exercise of its fiduciary obligations to the Trust, by other aspects of the portfolio execution services offered. Subject to such policies as the Board of Trustees may determine, and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Series to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Subadviser or its affiliate determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker dealer, viewed in terms of either that particular transaction or the Subadviser's or its affiliate's overall responsibilities with respect to the Series and to their other clients as to which they exercise investment discretion. To the extent consistent with these standards and with the


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Trust's Procedures for Securities Transactions with Affiliated Brokers pursuant to Rule 17e-1, the Subadviser is further authorized to allocate the orders placed by it on behalf of the Series to the Subadviser if it is registered as a broker-dealer with the Commission, to its affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material, or other services, to the Series, the Subadviser, or an affiliate of the Subadviser. Such allocation shall be in such amounts and proportions as the Subadviser shall determine consistent with the above standards, and the Subadviser will report on said allocation regularly to the Board of Trustees of the Trust, indicating the broker-dealers to which such allocations have been made and the basis therefor.

      4. Disclosure about Subadviser. The Subadviser has reviewed the post-effective amendment to the Registration Statement for the Trust filed with the Commission that contains disclosure about the Subadviser, and represents and warrants that, with respect to the disclosure about the Subadviser or information relating, directly or indirectly, to the Subadviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Subadviser further represents and warrants that it is a duly registered investment adviser under the Advisers Act and a duly registered investment adviser in all states in which the Subadviser is required to be registered.

      5. Expenses. During the term of this Agreement, the Subadviser will pay all expenses incurred by it and its staff and for their activities in connection with its portfolio management duties under this Agreement. The Manager or the Trust shall be responsible for all the expenses of the Trust's operations, including, but not limited to:

            (a) the fees and expenses of Trustees who are not interested persons of the Manager or of the Trust;

            (b) the fees and expenses of each Series which relate to (A) the custodial function and the recordkeeping connected therewith, (B) the maintenance of the required accounting records of the Series not being maintained by the Manager, (C) the pricing of the Series' Shares, including the cost of any pricing service or services that may be retained pursuant to the authorization of the Trustees of the Trust, and (D) for both mail and wire orders, the cashiering function in connection with the issuance and redemption of the Series' Shares;

            (c) the fees and expenses of the Trust's transfer and dividend disbursing agent, that may be the custodian, which relate to the maintenance of each shareholder account;

            (d) the charges and expenses of legal counsel (including an allocable portion of the cost of maintaining an internal legal and compliance department) and independent accountants for the Trust;

            (e) brokers' commissions and any issue or transfer taxes chargeable to the Trust in connection with its securities transactions on behalf of the Series;


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            (f) all taxes and business fees payable by the Trust or the Series to federal, state or other governmental agencies;

            (g) the fees of any trade association of which the Trust may be a member;

            (h) the cost of share certificates representing Series Shares;

            (i) the fees and expenses involved in registering and maintaining registrations of the Trust and of its Shares with the Commission, registering the Trust as a broker or dealer, and qualifying its Shares under state securities laws, including the preparation and printing of the Trust's registration statements and prospectuses for filing under federal and state securities laws for such purposes;

            (j) allocable communications expenses with respect to investor services and all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing reports to shareholders in the amount necessary for distribution to the shareholders;

            (k) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business; and

            (l) any expenses assumed by the Series pursuant to a Plan of Distribution adopted in conformity with Rule 12b-1 under the 1940 Act.

      6. Compensation. For the services provided, the Manager will pay the Subadviser a fee, payable monthly, as described on Schedule A.

      7. Seed Money. The Manager agrees that the Subadviser shall not be responsible for providing money for the initial capitalization of the Series.

      8. Compliance.

      (a) The Subadviser agrees to assist the Manager and the Trust in complying with the Trust's obligations under Rule 38a-1 under the 1940 Act, including but not limited to: (a) periodically providing the Trust with information about, and independent third-party reports on, the Subadviser's compliance program adopted pursuant to Rule 206(4)-7 under the Advisers Act ("Subadviser's Compliance Program"); (b) reporting any material deficiencies in the Subadviser's Compliance Program to the Trust within a reasonable time; and (c) reporting any material changes to the Subadviser's Compliance Program to the Trust within a reasonable time. The Subadviser understands that the Board of Trustees of the Trust is required to approve the Subadviser's Compliance Program on at least an annual basis, and acknowledges that this Agreement is conditioned upon the Board of Trustees approval of the Subadviser's Compliance Program.

      (b) The Subadviser agrees that it shall immediately notify the Manager and the Trust: (1) in the event that the Commission has censured the Subadviser; placed limitations upon its


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activities, functions or operations; suspended or revoked its registration as an investment adviser; or commenced proceedings or an investigation that may result in any of these actions; or (2) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. The Subadviser further agrees to notify the Manager and the Trust immediately of any material fact known to the Subadviser respecting or relating to the Subadviser that is not contained in the Registration Statement or prospectus for the Trust, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

      (c) The Manager agrees that it shall immediately notify the Subadviser:
(1) in the event that the Commission has censured the Manager or the Trust; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Manager's registration as an investment adviser; or commenced proceedings or an investigation that may result in any of these actions; or (2) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code.

   9. Documents. The Manager has delivered to the Subadviser copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

      (a) Declaration of Trust of the Trust, filed with the Secretary of the Commonwealth of Massachusetts (such Declaration of Trust, as in effect on the date hereof and as amended from time to time, is herein called the "Amended and Restated Declaration of Trust");

      (b)   By-Laws of the Trust;

      (c) Certified Resolutions of the Trustees of the Trust authorizing the appointment of the Subadviser and approving the form of this Agreement;

      (d)   Written Instrument to Establish and Designate Separate Series of
            Shares;

      (e) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-lA, as filed with the Commission relating to the Series and the Series' Shares, and all amendments thereto;

      (f) Notification of Registration of the Trust under the 1940 Act on Form N-8A, as filed with the Commission, and all amendments thereto; and

      (g)   Prospectus and Statement of Additional Information of the Series.

      10. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees that all records that it maintains for the Series are the property of the Trust, and further agrees to surrender promptly to the Trust any of such records upon the Trust's or the Manager's request; provided, however, that the Subadviser may, at its own expense, make and retain a copy of such records. The Subadviser further agrees to preserve


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for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-l under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in the Rule.

      11. Cooperation. Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the Commission) in connection with any investigation or inquiry relating to this Agreement or the Trust.

      12. Representations Respecting Subadviser. The Manager and the Trust agree that neither the Trust, the Manager, nor affiliated persons of the Trust or the Manager shall, except with the prior permission of the Subadviser, give any information or make any representations or statements in connection with the sale of shares of the Series concerning the Subadviser or the Series other than the information or representations contained in the Registration Statement, Prospectus, or Statement of Additional Information for the Trust shares, as they may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved in advance by the Subadviser. The parties agree that, in the event that the Manager or an affiliated person of the Manager sends sales literature or other promotional material to the Subadviser for its approval and the Subadviser has not commented within five (5) days, the Manager and its affiliated persons may use and distribute such sales literature or other promotional material, although, in such event, the Subadviser shall not be deemed to have approved of the contents of such sales literature or other promotional material.

      13. Confidentiality. The Subadviser will treat as proprietary and confidential any information obtained in connection with its duties hereunder, including all records and information pertaining to the Fund and its prior, present or potential shareholders. The Subadviser will not use such information for any purpose other than the performance of its responsibilities and duties hereunder. Such information may not be disclosed except after prior notification to and approval in writing by the Fund or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities.

      14. Control. Notwithstanding any other provision of the Agreement, it is understood and agreed that the Trust shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement, and reserves the right to direct, approve, or disapprove any action hereunder taken on its behalf by the Subadviser.

      15. Liability. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Trust and the Manager agree that the Subadviser, any affiliated person of the Subadviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls the Subadviser, shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Subadviser's duties, or by reason of reckless disregard of the Subadviser's obligations and duties under this Agreement.


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      16. Indemnification.

      (a) The Manager agrees to indemnify and hold harmless the Subadviser, any affiliated person of the Subadviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls ("controlling person") the Subadviser (all of such persons being referred to as "Subadviser Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which a Subadviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, the Internal Revenue Code, under any other statute, at common law or otherwise, arising out of the Manager's responsibilities to the Trust, which
(1) may be based upon any misfeasance, malfeasance, or nonfeasance by the Manager, any of its employees or representatives or any affiliate of or any person acting on behalf of the Manager, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, the Manager and contained in the Registration Statement or Prospectus covering shares of the Trust or a Series, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Manager and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Manager or the Trust or to any affiliated person of the Manager by a Subadviser Indemnified Person; provided, however, that in no case shall the indemnity in favor of the Subadviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of obligations and duties under this Agreement.

      (b) Notwithstanding Section 15 of this Agreement, the Subadviser agrees to indemnify and hold harmless the Manager, any affiliated person of the Manager, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person") the Manager (all of such persons being referred to as "Manager Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which a Manager Indemnified Person may become subject under the 1933 Act, 1940 Act, the Advisers Act, the Internal Revenue Code, under any other statute, at common law or otherwise, arising out of the Subadviser's responsibilities as Subadviser of the Series, which (1) may be based upon any misfeasance, malfeasance, or nonfeasance by the Subadviser, any of its employees or representatives, or any affiliate of or any person acting on behalf of the Subadviser, (2) may be based upon a failure to comply with Section 2, Paragraph(a) of this Agreement, or (3) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus covering the shares of the Trust or a Series, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Subadviser and was required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Manager, the Trust, or any affiliated person of the Manager or Trust by the Subadviser or any affiliated person of the Subadviser; provided, however, that in no case shall the indemnity in favor of a Manager


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Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

      (c) The Manager shall not be liable under Paragraph (a) of this Section 16 with respect to any claim made against a Subadviser Indemnified Person unless such Subadviser Indemnified Person shall have notified the Manager in writing within a reasonable time after the summons, notice, or other first legal process or notice giving information of the nature of the claim shall have been served upon such Subadviser Indemnified Person (or after such Subadviser Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Manager of any such claim shall not relieve the Manager from any liability that it may have to the Subadviser Indemnified Person against whom such action is brought otherwise than on account of this Section 16. In case any such action is brought against the Subadviser Indemnified Person, the Manager will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Subadviser Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Subadviser Indemnified Person. If the Manager assumes the defense of any such action and the selection of counsel by the Manager to represent both the Manager and the Subadviser Indemnified Person would result in a conflict of interests and, therefore, would not, in the reasonable judgment of the Subadviser Indemnified Person, adequately represent the interests of the Subadviser Indemnified Person, the Manager will, at its own expense, assume the defense with counsel to the Manager and, also at its own expense, with separate counsel to the Subadviser Indemnified Person, which counsel shall be satisfactory to the Manager and to the Subadviser Indemnified Person. The Subadviser Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Manager shall not be liable to the Subadviser Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Subadviser Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Manager shall not have the right to compromise on or settle the litigation without the prior written consent of the Subadviser Indemnified Person if the compromise or settlement results, or may result, in a finding of wrongdoing on the part of the Subadviser Indemnified Person.

      (d) The Subadviser shall not be liable under Paragraph (b) of this Section 16 with respect to any claim made against a Manager Indemnified Person unless such Manager Indemnified Person shall have notified the Subadviser in writing within a reasonable time after the summons, notice, or other first legal process or notice giving information of the nature of the claim shall have been served upon such Manager Indemnified Person (or after such Manager Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Subadviser of any such claim shall not relieve the Subadviser from any liability that it may have to the Manager Indemnified Person against whom such action is brought otherwise than on account of this Section 16. In case any such action is brought against the Manager Indemnified Person, the Subadviser will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Manager Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Manager Indemnified Person. If the Subadviser assumes the defense of any such action and the selection of counsel by the Subadviser to represent both the Subadviser and the Manager Indemnified Person would result in a conflict of interests and, therefore, would not,


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in the reasonable judgment of the Manager Indemnified Person, adequately represent the interests of the Manager Indemnified Person, the Subadviser will, at its own expense, assume the defense with counsel to the Subadviser and, also at its own expense, with separate counsel to the Manager Indemnified Person, which counsel shall be satisfactory to the Subadviser and to the Manager Indemnified Person. The Manager Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Subadviser shall not be liable to the Manager Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Manager Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Subadviser shall not have the right to compromise on or settle the litigation without the prior written consent of the Manager Indemnified Person if the compromise or settlement results, or may result, in a finding of wrongdoing on the part of the Manager Indemnified Person.

      17. Duration and Termination. This Agreement shall become effective on the date first indicated above. Unless terminated as provided herein, the Agreement shall remain in full force and effect for an initial period of two (2) years from the date first indicated above, and continue on an annual basis thereafter with respect to the Series, provided that such continuance is specifically approved each year by (a) the vote of a majority of the entire Board of Trustees of the Trust, or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Series, and (b) the vote of a majority of those Trustees who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. Manager's recommendation to the Board of Trustees of the Trust regarding continuance of this Agreement, during the initial three years of this Agreement, will be based on criteria and conditions set forth in the Fund Transition Agreement executed by the Manager and the Subadviser as of January 11, 2005. The Subadviser shall not provide any services for a Series or receive any fees on account of such Series with respect to which this Agreement is not approved as described in the preceding sentence. However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Series shall be effective to continue this Agreement with respect to the Series notwithstanding (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series or (ii) that this agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise. Notwithstanding the foregoing, this Agreement may be terminated for each or any Series hereunder: (a) by the Manager at any time without penalty, upon sixty (60) days' written notice to the Subadviser and the Trust; (b) at any time without payment of any penalty by the Trust, upon the vote of a majority of the Trust's Board of Trustees or a majority of the outstanding voting securities of each Series, upon sixty (60) days' written notice to the Manager and the Subadviser; or (c) by the Subadviser at any time without penalty, upon sixty (60) days' written notice to the Manager and the Trust. In the event of termination for any reason, all records of each Series for which the Agreement is terminated shall promptly be returned to the Manager or the Trust, free from any claim or retention of rights in such record by the Subadviser; provided, however, that the Subadviser may, at its own expense, make and retain a copy of such records. The Agreement shall automatically terminate in the event of its assignment (as such term is described in the 1940 Act) or in the event the Investment Management Agreement between the Adviser and the Trust is assigned or terminates for any other reason. In the event this Agreement


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

is terminated or is not approved in the manner described above, the Sections numbered 2(f), 10, 11, 12, 14, 15, and 18 of this Agreement shall remain in effect, as well as any applicable provision of this Section 17.

      18. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Series, and (ii) the Trustees of the Trust, including a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

      19. Use of Name.

      (a) It is understood that the name MainStay or any derivative thereof or logo associated with that name is the valuable property of the Manager and/or its affiliates, and that the Subadviser has the right to use such name (or derivative or logo) only with the approval of the Manager and only so long as the Manager is Manager to the Trust and/or the Series. Upon termination of the Management Agreement between the Trust and the Manager, the Subadviser shall forthwith cease to use such name (or derivative or logo).

      (b) It is understood that the names Winslow, Winslow Capital Management, or any derivative thereof or logo associated with those names, are the valuable property of the Subadviser and its affiliates and that the Trust and/or the Series have the right to use such names (or derivative or logo) in offering materials of the Trust with the approval of the Subadviser and for so long as the Subadviser is a Subadviser to the Trust and/or the Series. Upon termination of this Agreement, the Trust shall forthwith cease to use such names (or derivative or logo).

      20. Amended and Restated Declaration of Trust. A copy of the Amended and Restated Declaration of Trust for the Trust is on file with the Secretary of The Commonwealth of Massachusetts. The Amended and Restated Declaration of Trust has been executed on behalf of the Trust by the Trustees of the Trust in their capacity as Trustees of the Trust and not individually. The obligations of this Agreement shall be binding upon the assets and property of the Trust and shall not be binding upon any Trustee, officer, or shareholder of the Trust individually.

      21. Proxies. The Manager has provided the Subadviser a copy of the Manager's Proxy Voting Policy, setting forth the policy that proxies be voted for the exclusive benefit, and in the best interests, of the Trust. Absent contrary instructions received in writing from the Trust, the Subadviser will vote all proxies solicited by or with respect to the issuers of securities held by the Series, in accordance with applicable fiduciary obligations. The Subadviser shall maintain records concerning how it has voted proxies on behalf of the Trust, and these records shall be available to the Trust upon request.

      22. Notice. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at 169 Lackawanna Avenue, Parsippany, New Jersey 07054, Attention: President; or (2) to the Subadviser at 4720 IDS Tower, 80 South Eighth Street, Minneapolis, Minnesota 55402.

      23. Miscellaneous.

      (a) This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the Commission thereunder. The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

      (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

      (c) To the extent permitted under Section 15 of this Agreement, this Agreement may only be assigned by any party with the prior written consent of the other parties.

      (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

      (e) Nothing herein shall be construed as constituting the Subadviser as an agent of the Manager, or constituting the Manager as an agent of the Subadviser.


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

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                                NEW YORK LIFE INVESTMENT
                                                MANAGEMENT LLC

Attest:    /s/ Christopher O. Blunt             By:   /s/ Brian A. Murdock
        ------------------------------             -----------------------------
Name:   Christopher O. Blunt                    Name: Brian A. Murdock
Title:  Executive Vice President                Title: President

                                                WINSLOW CAPITAL
                                                MANAGEMENT, INC.

Attest:    /s/ Jean A. Baillon                  By:   /s/ Clark J. Winslow
        ------------------------------             -----------------------------
Name:  Jean A. Baillon                          Name: Clark J. Winslow
Title: Managing Director                        Title: Chief Executive Officer

                                   SCHEDULE A

1. Subadviser shall provide services for the following series of the Trust:

      -     MainStay Large Cap Growth Fund

2. Subadviser shall be paid:

      0.40% of the average daily net asset value of all Subadviser-serviced investment company assets managed by the Manager, including series of the Trust, up to $250 million;

      0.35% of the average daily net asset value of all Subadviser-serviced investment company assets managed by the Manager, including series of the Trust, from $250 million to $500 million;

      0.30% of the average daily net asset value of all Subadviser-serviced investment company assets managed by the Manager, including series of the Trust, from $500 million to $750 million;

      0.25% of the average daily net asset value of all Subadviser-serviced investment company assets managed by the Manager, including series of the Trust, from $750 million to $1 billion; and

      0.20% of the average daily net asset value of all Subadviser-serviced investment company assets managed by the Manager, including series of the Trust, in excess of $1 billion.

                                       15